Exhibit 10
2005 Non-Qualified Stock Grant and Option Plan

                               2005 NON-QUALIFIED
                           STOCK GRANT AND OPTION PLAN

         1. PURPOSE: This Non-Qualified Stock Grant and Option Plan (the "Plan") is intended to serve as an inventive to and to encourage stock ownership by certain directors, officers, employees of and certain persons rendering service to Nuclear Solutions, Inc., a Nevada corporation (the Corporation"), so that they may acquire or increase their proprietary interest in the success of the Corporation, and to encourage them to remain in the Corporation's service.

         2. ADMINISTRATION: The Plan will be administered by a committee appointed by the Corporation's Board of Directors (the "Committee"). The Committee will consist of not less than two (2) members who will be appointed by, and serve at the pleasure of, the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled only by the Board of Directors. The Committee will select one of its members as Chairman, and will hold meetings at such times and places as it may determine. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the committee will be the valid acts of the Committee. No member of the Committee will vote on any matter concerning his or her own participation in the Plan, except that the Board of Directors as a whole may act on stock grants and options granted to directors. If no Committee has been appointed, the entire Board will constitute the Committee.

         The Committee will be authorized to grant stock and/or options under the Plan to such directors, officers, employees of and other persons rendering service to the Corporation or any parent or subsidiary corporation of the Corporation, as defined for purposes of Internal Revenue Code Section 422A ("Parent or Subsidiary"), at such times and in such amounts as it may decide.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it will be final unless otherwise determined by the Board of Directors. No member of the Committee or Board of Directors will be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.


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         3. ELIGIBILITY

                  3.1. General: The Participants will include directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants and attorneys who provide bona fide services to the Company. Participants are eligible to be granted warrants, options, restricted common, or unrestricted common and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common, unrestricted common and other awards. A Participant who has been granted an option, or warrant hereunder may be granted an additional option, warrant options, warrants or preferred stock, if the Committee will so determine.

                  3.2. Termination of Eligibility: Any option granted hereunder will expire if, for any reason other than his or her death, the optionee (i) ceases to be employed by the Corporation or a Parent or Subsidiary thereof; (ii) is no longer a member of the Corporation's Board of Directors; or (iii) no longer performs services for the Corporation as an independent contractor. The expiration will take effect at the earliest of the following times: four
(4)months from the date of the occurrence causing termination of eligibility (twelve (12) months if the optionee's eligibility ceases because of his or her disability), or upon the date the option expires by its terms. During such four-month period, the option may be exercised in accordance with its terms, but only in respect of the number of shares for which the right to exercise has accrued on the date of termination of employment, or status as a director or independent contractor. The Committee will decide whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, will constitute termination of eligibility for purposes of this Section. This determination will be subject to review by the Board of Directors.

                  3.3. Death of Optionee and Transfer of Option: If the optionee dies while eligible to participate in the Plan, or within four (4) months after the termination of his or her eligibility, and will not have fully exercised the option, the option may be exercised at any time within twelve (12) months after the optionee's death by the optionee's executors or administrators or by any person or persons who acquired the option directly from the optionee by bequest or inheritance. However, no option will be exercisable after it expires; and options may be exercised only to the extent that the optionee's right to exercise the option had accrued at the time of his or her death and had not been previously exercised. No option will be transferable by the optionee otherwise than by will or the laws of intestate succession.


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         4. IDENTIFICATION OF STOCK: The stock subject to grant and the options will be shares of the Corporation's authorized but unissued or acquired or reacquired Common Stock, par value $0.001 (the "Stock"). The aggregate number of shares subject to stock grants and options will not exceed 4,000,000 shares of Stock (subject to adjustment as provided in Section 5.6). If any option granted hereunder will expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto will again be available for purposes of this Plan.

         5. STOCK GRANTS, OPTIONS AND WARRANTS: The Committee will have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive warrants, options, restricted common, or unrestricted common stock under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such grant or such options or warrants and the terms thereof, (iii) to determine the type of Common Stock granted: restricted common or convertible preferred stock, unrestricted common stock or a combination of restricted and unrestricted common stock. The Committee will thereupon grant stock, options or warrants in accordance with such determinations as evidenced by a written stock grant, option or warrant agreement. Subject to the express provisions of the Plan, the Committee will have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option or warrant agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any stock, option or warrant granted pursuant to the Plan will comply with and be subject to the following terms and conditions:

                  5.1. Number of Shares: Each grant, option or warrant will state the number of shares to which it pertains.

                  5.2. Price: Each stock grant, option or warrant will state a price, which will be determined at the Committee's discretion.

                  5.3. Method of Option Exercise: An option will be exercised by written notice to the Corporation stating the number of shares with respect to which the option is being exercised and designating a time for the delivery thereof, which will be not more than fifteen (15) days after notice is given unless another date was mutually agreed upon. At the time specified in the notice, the Corporation will deliver to the optionee at the Corporation's principal office, or other appropriate place the Committee determines, a certificate(s) for such shares of previously authorized but unissued shares or acquired or reacquired shares of Stock as the Corporation may elect. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate(s) after notice of exercise for any reasonable period required to comply with any applicable listing requirements of any national or other securities exchange. In the event an option will be exercisable by any person other than the optionee, the required notice under this section will be accompanied by appropriate proof of such person's right to exercise the option.

                  5.4. Medium and Time Payment: The option price will be payable in full upon the exercise of the option by certified or bank cashier's check, the promissory note of the optionee, or any equivalent form of payment acceptable to the Corporation.


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                  5.5. Term of Option: The term of an option granted hereunder will be determined by the Committee at the time of grant, but will not exceed ten (10) years from the day of the grant. In no event will any option be exercisable after the expiration of its term.

                  5.6. Adjustments Upon Changes in Capitalization: Subject to any required shareholder action, the number of shares of stock covered by each outstanding option and the price per share in each such option will be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from: (i) a subdivision or consolidation of shares; (ii) the payment of a stock dividend (but only on the Stock); (iii) any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation; (iv) or, as to Stock issued other than pursuant to a stock option granted to a director, officer, employee or a person rendering services as an independent contractor to the Corporation or any Parent or Subsidiary, any increase or decrease in the number of shares made for per share consideration less than the option price of such option. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this subparagraph will be rounded downward to the next full number of shares without other compensation or consideration to the holder of the option. Subject to any required shareholder action, if the Corporation will be the surviving corporation in any merger or consolidation, each outstanding option will pertain and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled. The Corporation's Board of Directors may grant each optionee the right to exercise his or her option in whole or in part immediately prior to the Corporation's dissolution or liquidation, or merger or consolidation in which the corporation is not the surviving corporation. If the Corporation is consolidated with or merged into any other corporation, or if the Corporation sells or transfers all or substantially all of its assets, or if any other similar event affecting shares of Stock of the Corporation should occur, and if the exercisability of the options is not accelerated by the Board of Directors and the acquiring Corporation assumes the Corporation's obligations under the options granted under this Plan, then each optionee will be entitled thereafter to purchase shares of stock and other securities and property in the kind and amount, and at the price, which the optionee would have been entitled had his or her option been exercised prior to such event. The Corporation will make lawful provision therefore as part of any such transaction. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, they will be made by the Committee, whose determinations will be final, binding and conclusive. The grant of an option pursuant to the Plan will not affect in any way the Corporation's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets. Whenever the Corporation takes any action resulting in any adjustment provided for in this Section 5.6, the Corporation will forthwith deliver notice of the action to optionee. The notice will set forth the number of shares subject to this Option and the purchase price thereof resulting from the adjustment.

                  5.7. Rights as a Shareholder: An optionee or a transferee of an option will have no rights as a shareholder with respect to any shares underlying his or her option until the date the optionee is issued a certificate for such shares. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.6 above.

                  5.8. Modification, Extension and Renewal of Options: Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised).


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                  5.9. Other Provisions: The option agreements authorized under the Plan will contain such other provisions, including without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors of the Corporation will deem advisable. Thus, for example, the Committee and the Board of Directors may require that all or any portion of an option granted hereunder not be exercisable until a specified period of time has passed or some other event has occurred.

         6. TERM OF PLAN: Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Corporation's Board of Directors or is approved by the Corporation's shareholders, whichever occurs earlier. Termination of the Plan will not affect any option previously granted.

         7. AMENDMENT OF THE PLAN: To the extent permitted by law and subject to any required approval by the Corporation's shareholders, the Board of Directors may suspend or discontinue the Plan or revise or amend it in any way with respect to any shares not subject to options at that time.

         8. APPLICATION OF FUNDS: The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

         9. NO OBLIGATION TO EXERCISE OPTION: The granting of an option will impose no obligation upon the optionee to exercise such option.

         10. SECURITIES LAWS COMPLIANCE: Notwithstanding anything contained herein, the Corporation will not be obligated to grant any option under this Plan, or to sell or issue any share pursuant to any option agreement executed pursuant to the Plan, unless the grant or sale is effectively registered or exempt from registration under the Securities Act of 1933, as amended.

         11. SECTION 16(B) OF THE EXCHANGE ACT. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder. In the event that an affiliate of the company acquires shares of common stock under this Plan, the affiliate will be subject to section 16(b) of the Exchange Act. To the extent that a Rule 16b-3 exemptive provision is unavailable and in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. In this case, the Company has agreed, that for the purpose of any "profit" computation under 16(b), the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common stock acquired hereunder by persons other than affiliates are not subject to section 16(b) of the Exchange Act.

As adopted by the Board of Directors on November 10, 2004.

Nuclear Solutions, Inc.,
a Nevada corporation

/s/ Patrick Herda
By: Patrick Herda
Its:  President